UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)	April 29, 2016

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Severn Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Shareholders on April 28, 2016, at which time it (a) elected three (3) individuals to serve a three-year term as director, and (b) ratified the appointment of BDO USA, LLP as Bancorp’s independent auditor for the fiscal year ending December 31, 2016.

The names of the directors who were elected at the Annual Meeting of Shareholders for a three year term are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond S. Crosby	6,033,137	151,589	2,365,435
Eric M. Keitz	6,032,825	151,901	2,365,435
Albert W Shields	6,038,471	146,255	2,365,435

The names of the directors whose terms of office continued after the Annual Meeting of Shareholders are as follows:

Alan J. Hyatt
James H. Johnson, Jr.
David S. Jones
John A. Lamon, III
Mary Kathleen Sulick
Konrad M. Wayson

The shareholders of Bancorp ratified the appointment BDO USA, LLP as Bancorp’s independent auditor for the fiscal year ending December 31, 2016 as follows:

	Votes For	Votes Against	Votes Abstain
Appointment of BDO, LLP as independent auditor	8,468,314	72,912	8,935

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: April 29, 2016	By:	/Alan J. Hyatt/
Alan J. Hyatt, President